March 1, 2013

David G. Van Hooser

Harbor Funds

111 South Wacker Drive, 34th Floor

Chicago, IL 60606

RE:	Contractual Expense Limitations – March 1, 2013 through February 28, 2014

Dear Mr. Van Hooser:

In connection with our service as investment adviser to the specific Harbor funds listed below, we hereby agree to limit the total annual operating expenses of each class of shares of such Harbor funds until February 28, 2014 in the manner set forth below:

Harbor Mid Cap Value Fund

	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.95%	1.20%	1.32%

Harbor Large Cap Value Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.68%	0.93%	1.05%

Harbor International Growth Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.95%	1.20%	1.32%

Harbor Global Value Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.90%	1.15%	1.27%

111 South Wacker Drive, 34th Floor | Chicago, Illinois 60606-4302

T 800-422-1050 | F 312-443-4444 | www.harborfunds.com

Mr. Van Hooser

March 1, 2013

Harbor Global Growth Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.90%	1.15%	1.27%

Harbor Commodity Real Return Strategy Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.94%	1.19%	N/A

Harbor Unconstrained Bond Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	1.05%	1.30%	N/A

Harbor Emerging Markets Debt Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.95%	1.20%	N/A

Harbor Money Market Fund
	Institutional Class	Administrative Class	Investor Class

Total annual Fund operating expenses (expressed as a percentage of average daily net assets)	0.28%	0.53%	N/A

We shall have no ability to terminate or modify this expense limitation agreement through February 28, 2014. This agreement shall automatically expire without further action by the parties at the close of business on February 28, 2014.

Mr. Van Hooser

March 1, 2013

Please acknowledge your agreement with the foregoing as of the date set forth above by signing in the space provided below and returning an executed original to my attention.

HARBOR CAPITAL ADVISORS, INC.

By:	/s/ Charles F. McCain

Charles F. McCain, Executive Vice President

Agreed and Accepted:

HARBOR FUNDS

/s/ David G. Van Hooser

By:
David G. Van Hooser, President